UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 28, 2016

ASHLAND GLOBAL HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-211719	81-2587835
(Commission File Number)	(I.R.S. Employer Identification No.)

50 E. RiverCenter Boulevard
Covington, Kentucky  41011
(Address of Principal executive offices)
(Zip Code)

(859) 815-3333
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On November 28, 2016, Ashland Global Holdings Inc. (“Ashland”) issued a news release announcing the commencement of a cash tender offer (the “Tender Offer”) by its wholly owned subsidiary, Hercules LLC (formerly Hercules Incorporated) (“Hercules”), for any and all of Hercules’ outstanding 6.500% Series A Junior Subordinated Deferrable Interest Debentures due 2029 (CUSIP No. 427056 AU0), including those Debentures held as components of CRESTSSM Units (the “Debentures”). The Debentures were initially distributed as a component of CRESTSSM Units. Each CRESTSSM Unit consists of $1,000 principal amount of Debentures and one warrant to purchase Ashland common stock. Debentures that are held as components of CRESTSSM Units (CUSIP No. 427056 BC9) must be separated from the warrant components of those CRESTSSM Units before such Debentures may be tendered.  Hercules is only offering to purchase Debentures; it is not offering to purchase the CRESTSSM Units or any warrants trading on a standalone basis (CUSIP No. 427098116).

The Tender Offer is being made upon the terms and conditions in the Offer to Purchase and related Letter of Transmittal dated November 28, 2016.

A copy of the news release announcing the commencement of the Tender Offer is hereby incorporated by reference and attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Description
99.1	News Release relating to the tender offer dated November 28, 2016.

Forward Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology.  In addition, Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, the separation of Ashland’s specialty chemicals businesses and Valvoline Inc. (“Valvoline”), the initial public offering of 34,500,000 shares of Valvoline common stock (the “IPO”), the expected timetable for completing the separation, the strategic and competitive advantages of each company and future opportunities for each company, as well as the economy and other future events or circumstances. Ashland’s expectations and assumptions include, without limitation, those discussed under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Ashland’s most recent Form 10-K filed with the SEC, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw material cost increases through price increases), and risks and uncertainties associated with the following: the possibility that the separation will not be consummated within the anticipated time period or at all, including as the result of regulatory, market or other factors; regulatory, market or other factors and conditions affecting the distribution of Ashland’s remaining interests in Valvoline; the potential for disruption to Ashland’s business in connection with the IPO, Ashland’s reorganization under a new holding company or the separation; the potential that Ashland does not realize all of the expected benefits of the IPO, new holding company reorganization or separation or obtain the expected credit ratings following the separation; Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); the impact of acquisitions and/or divestitures Ashland has made or may make (including the possibility that Ashland may not realize the anticipated benefits from such transactions); and severe weather, natural disasters, and legal proceedings and claims (including environmental and asbestos matters). Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including, without limitation, risks and uncertainties affecting Ashland that are described in its most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, as well as risks and uncertainties related to the separation that are described in the Form S-4 filed by Ashland with the SEC on May 31, 2016, as amended and supplemented from time to time, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov, and in the Form S-1 filed by Valvoline with the SEC on May 31, 2016, as amended and supplemented from time to time, which is available on the SEC’s website at http://www.sec.gov. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, we and Ashland undertake no obligation to update any forward-looking statements made in this Offer to Purchase whether as a result of new information, future events or otherwise.

SM      Service mark, third-parties, registered in various countries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHLAND GLOBAL HOLDINGS INC.
(Registrant)

November 28, 2016	By:	/s/ J. Kevin Willis
		Name:	J. Kevin Willis
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	News Release relating to the tender offer dated November 28, 2016.